Conformed  Copy
                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of B/E Aerospace, Inc. on Form S-3 of our reports dated April 15, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of B/E Aerospace, Inc. for the year ended February 28, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
July 28, 1998